Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

OF

WARRANTS OF

CHESAPEAKE ENERGY CORPORATION

Pursuant to the Prospectus/Offers to Exchange dated September 12, 2022

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept each Offer (as defined below) if:

•	the procedure for book-entry transfer cannot be completed on a timely basis, or

•	time will not permit all required documents, including a properly completed and duly executed Letter of Transmittal and any other required documents, to reach Equiniti Trust Company (the “Exchange Agent”) prior to the Expiration Date (as defined below).

TO: EQUINITI TRUST COMPANY

If Delivering by Hand, Overnight

Courier, or Mail:

Equiniti Trust Company

Shareowner Services

Voluntary Corporate Actions

P.O. Box 64858

St. Paul, Minnesota 55164-0858

If By Facsimile:

(For Eligible Institutions Only)

Equiniti Trust Company

Shareowner Services

Voluntary Corporate Actions

(866) 734-9952 (fax)

For Confirmation:

Equiniti Trust Company

Shareowner Services

Voluntary Corporate Actions

1110 Centre Pointe Curve, Suite 101

Mendota Heights, Minnesota 55120

Chesapeake Energy Corporation (the “Company,” “we,” “our” and “us”), an Oklahoma corporation, has delivered to the undersigned a copy of the Prospectus/Offers to Exchange dated September 12, 2022 (the “Prospectus/Offers to Exchange”) of the Company and the related Letter of Transmittal (as it may be supplemented and amended from time to time, the “Letter of Transmittal”), which together set forth the offers of the Company to the holders of all of our outstanding Class A warrants (the “Class A warrants”), Class B warrants (the “Class B warrants”), and Class C warrants (the “Class C warrants,” and together with the Class A warrants and Class B warrants, the “warrants”), each to purchase shares of common stock, par value $0.01 per share (“Common Stock”), of Chesapeake Energy Corporation (the “Company”), to exchange their warrants for the applicable consideration described below (each an “Offer” and collectively, the “Offers”).

The consideration being offered to warrantholders in the Offers is as follows:

•	with respect to Class A warrants to be exchanged by an exchanging holder, the consideration offered is the Class A Exchange Consideration (as defined below);

•	with respect to Class B warrants to be exchanged by an exchanging holder, the consideration offered is the Class B Exchange Consideration (as defined below); and

•	with respect to Class C warrants to be exchanged by an exchanging holder, the consideration offered is the Class C Exchange Consideration (as defined below).

For the purposes of the Prospectus/Offers to Exchange, the following terms have the meaning ascribed to them:

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Class A Daily Share Amount” means, for any VWAP Trading Day during the Observation Period, one-tenth (1/10) of the product of (a) the Class A Warrant Entitlement; (b) the Class A Premium; and (c) the quotient obtained by dividing (x) the excess, if any, of the Daily VWAP per share of Common Stock on such VWAP Trading Day over the Class A Strike Price by (y) such Daily VWAP per share of Common Stock. For the avoidance of doubt, the Class A Daily Share Amount will be zero for such VWAP Trading Day if such Daily VWAP per share of Common Stock does not exceed the Class A Strike Price.

“Class A Exchange Consideration” means, with respect to the Class A warrants to be exchanged by such exchanging holder, a number of shares of Common Stock equal to the product of (a) the number of Class A warrants to be exchanged by such exchanging holder; and (b) the sum of the Class A Daily Share Amounts for each day in the Observation Period for such Class A warrant; provided, however, that if the aggregate number of shares of Common Stock deliverable to any exchanging holder is not a whole number, then, in lieu of issuing any fractional share of Common Stock, the number of shares of Common Stock issuable will be rounded up to the nearest whole number.

“Class A Premium” means 1.04.

“Class A Strike Price” means $25.096.

“Class A Warrant Entitlement” means 1.12.

“Class B Daily Share Amount” means, for any VWAP Trading Day during the Observation Period, one-tenth (1/10) of the product of (a) the Class B Warrant Entitlement; (b) the Class B Premium; and (c) the quotient obtained by dividing (x) the excess, if any, of the Daily VWAP per share of Common Stock on such VWAP Trading Day over the Class B Strike Price by (y) such Daily VWAP per share of Common Stock. For the avoidance of doubt, the Class B Daily Share Amount will be zero for such VWAP Trading Day if such Daily VWAP per share of Common Stock does not exceed the Class B Strike Price.

“Class B Exchange Consideration” means, with respect to the Class B warrants to be exchanged by such exchanging holder, a number of shares of Common Stock equal to the product of (a) the number of Class B warrants to be exchanged by such exchanging holder; and (b) the sum of the Class B Daily Share Amounts for each day in the Observation Period for such Class B warrant; provided, however, that if the aggregate number of shares of Common Stock deliverable to any exchanging holder is not a whole number, then, in lieu of issuing any fractional share of Common Stock, the number of shares of Common Stock issuable will be rounded up to the nearest whole number.

“Class B Premium” means 1.05.

“Class B Strike Price” means $29.182.

“Class B Warrant Entitlement” means 1.12.

“Class C Daily Share Amount” means, for any VWAP Trading Day during the Observation Period, one-tenth (1/10) of the product of (a) the Class C Warrant Entitlement; (b) the Class C Premium; and (c) the quotient obtained by dividing (x) the excess, if any, of the Daily VWAP per share of Common Stock on such VWAP Trading Day over the Class C Strike Price by (y) such Daily VWAP per share of Common Stock. For the avoidance of doubt, the Class C Daily Share Amount will be zero for such VWAP Trading Day if such Daily VWAP per share of Common Stock does not exceed the Class C Strike Price.

“Class C Exchange Consideration” means, with respect to the Class C warrants to be exchanged by such exchanging holder, a number of shares of Common Stock equal to the product of (a) the number of Class C warrants to be exchanged by such exchanging holder; and (b) the sum of the Class C Daily Share Amounts for each day in the Observation Period for such Class C warrant; provided, however, that if the aggregate number of shares of Common Stock deliverable to any exchanging holder is not a whole number, then, in lieu of issuing any fractional share of Common Stock, the number of shares of Common Stock issuable will be rounded up to the nearest whole number.

“Class C Premium” means 1.065.

“Class C Strike Price” means $32.860.

“Class C Warrant Entitlement” means 1.12.

“Daily VWAP” means, for any VWAP Trading Day, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “CHK <EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or, if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such VWAP Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by the Company). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“Observation Period” means the ten consecutive VWAP Trading Days immediately preceding October 8, 2022 unless extended in accordance with the Tender and Support Agreements.

“VWAP Market Disruption Event” means, with respect to any date, (a) the failure by the principal U.S. national or regional securities exchange on which the Common Stock is then listed to open for trading during its regular trading session on such date; or (b) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options, contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.

“VWAP Trading Day” means a day on which there is no VWAP Market Disruption Event.

For the avoidance of doubt, if a holder exchanges more than one (1) warrant of a particular series in the applicable Offer, then the consideration due in respect of such exchange of such series of warrants will (in the case of any warrants held through Depository Trust Company (“DTC”), to the extent permitted by, and practicable under, DTC’s procedures) be computed based on the total number of warrants of such series exchanged by such holder.

The Offers are being made to all holders of our publicly traded Class A warrants (the “Class A Warrants Offer”), Class B warrants (the “Class B Warrants Offer”), and Class C warrants (the “Class C Warrants Offer”) that were originally issued upon our emergence from Chapter 11 Bankruptcy on February 9, 2021. Currently, each holder of a Class A warrant is entitled to purchase 1.12 shares of the Company’s Common Stock for $25.096 per share, each holder of a Class B warrant is entitled to purchase 1.12 shares of the Company’s Common Stock for $29.182 per share, and each holder of a Class C warrant is entitled to purchase 1.12 shares of the Company’s Common Stock for $32.860 per share. As of August 17, 2022, there were 9,751,853 Class A warrants, 12,290,669 Class B warrants and 11,269,865 Class C warrants outstanding.

Our Common Stock, Class A warrants, Class B warrants and Class C warrants are listed on The Nasdaq Stock Market LLC (“NASDAQ”) under the symbols “CHK,” “CHKEW,” “CHKEZ” and “CHKEL,” respectively. The Class A warrants are governed by that certain Warrant Agreement, dated as of February 9, 2021 (the “Class A Warrant Agreement”), between the Company and Equiniti Trust Company, as warrant agent (the “Warrant Agent”); the Class B warrants are governed by that certain Warrant Agreement, dated as of February 9, 2021 (the “Class B Warrant Agreement”), between the Company and the Warrant Agent; and the Class C warrants are governed by that certain Warrant Agreement, dated as of February 9, 2021 (the “Class C Warrant Agreement,” and together with the Class A Warrant Agreement and Class B Warrant Agreement, the “Warrant Agreements”), between the Company and the Warrant Agent.

No fractional shares of Common Stock will be issued pursuant to the Offers. In lieu of issuing fractional shares, any holder of warrants who would otherwise have been entitled to receive fractional shares pursuant to an Offer will receive an amount of Common Stock calculated in accordance with the definitions of Class A Exchange Consideration, Class B Exchange Consideration or Class C Exchange Consideration, as applicable. Our obligation to complete the Offers are not conditioned on the receipt of a minimum number of tendered warrants. None of the Offers is conditioned on the completion of any other Offer.

Parties representing 31.31%, 40.52% and 33.56% of the outstanding Class A warrants, Class B warrants and Class C warrants, respectively, have agreed to tender their warrants in the Offers, pursuant to tender and support agreements (the “Tender and Support Agreements”). For additional detail regarding the Tender and Support Agreements, see “Market Information, Dividends and Related Shareholder Matters — Transactions and Agreements Concerning Our Securities — Tender and Support Agreements” in the Prospectus/Offers to Exchange.

Warrants not exchanged for the applicable exchange consideration pursuant to the Offers will remain outstanding subject to their current terms. We reserve the right in the future to repurchase any of the warrants, as applicable, at prices or terms different than what is offered in the Offers, subject to applicable law.

Each Offer is made solely upon the terms and conditions in this Prospectus/Offers to Exchange and in the related letter of transmittal (as it may be supplemented and amended from time to time, the “Letter of Transmittal”). Each Offer will be open until 11:59 p.m., New York City time, on October 7, 2022, or such later time and date to which we may extend (the period during which an Offer is open, giving effect to any withdrawal or extension, is referred to as an “Offer Period,” and the date and time at which an Offer Period ends is referred to as an “Expiration Date”). The Offers are not being made to those holders who reside in states or other jurisdictions where an offer, solicitation or sale would be unlawful.

We may withdraw an Offer only if the conditions to such Offer are not satisfied or waived prior to the applicable Expiration Date. Promptly upon any such withdrawal, we will return the tendered warrants to the holders.

This Notice of Guaranteed Delivery, properly completed and duly executed, must be delivered by hand, mail, overnight courier or facsimile transmission to the Exchange Agent, as described in the section of the Prospectus/Offers to Exchange entitled “The Offers— Procedure for Tendering Warrants for Exchange — Guaranteed Delivery Procedures.” The method of delivery of all required documents is at your option and risk.

For this Notice of Guaranteed Delivery to be validly delivered, it must be received by the Exchange Agent at the above address before the Expiration Date. Delivery of this notice to another address will not constitute a valid delivery. Delivery to the Company, the information agent or the book-entry transfer facility will not be forwarded to the Exchange Agent and will not constitute a valid delivery.

Your signature on this Notice of Guaranteed Delivery must be guaranteed by an Eligible Institution, and the Eligible Institution must also execute the Guarantee of Delivery attached hereto. An “Eligible Institution” is a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity that is an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended.

In addition, if the instructions to the Letter of Transmittal require a signature on a Letter of Transmittal to be guaranteed by an Eligible Institution, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

By signing this Notice of Guaranteed Delivery, you tender for exchange, upon the terms and subject to the conditions described in the Prospectus/Offers to Exchange and in the Letter of Transmittal , the number of warrants specified below, pursuant to the guaranteed delivery procedures described in the section of the Prospectus/Offers to Exchange entitled “The Offers— Procedure for Tendering Warrants for Exchange—Guaranteed Delivery Procedures.”

DESCRIPTION OF WARRANTS TENDERED

List below the warrants to which this Notice of Guaranteed Delivery relates.

Name(s), Address(es) and Class of Registered Holder(s) of Warrants	Number of Warrants Tendered
Total:

(1)	Unless otherwise indicated above, it will be assumed that all warrants listed above are being tendered pursuant to this Notice of Guaranteed Delivery.

☐	CHECK HERE IF THE WARRANTS LISTED ABOVE WILL BE DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH THE DEPOSITORY TRUST COMPANY (“DTC”) AND COMPLETE THE FOLLOWING (FOR USE BY ELIGIBLE INSTITUTIONS ONLY):

Name of Tendering Institution:

Account Number:

SIGNATURES

Signature(s) of Warrant Holder(s)

Name(s) of Warrant Holder(s) (Please Print)

Address

City, State, Zip Code

Telephone Number

Date

GUARANTEE OF SIGNATURES

Authorized Signature

Name (Please Print)

Title

Name of Firm (must be an Eligible Institution as Defined in this Notice of Guaranteed Delivery)

Address

City, State, Zip Code

Telephone Number

Date

GUARANTEE OF DELIVERY

(Not to be used for Signature Guarantee)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity that is an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an “Eligible Institution”), guarantees delivery to the Exchange Agent of the warrants tendered, in proper form for transfer, or a confirmation that the warrants tendered have been delivered pursuant to the procedure for book-entry transfer described in the Prospectus/Offers to Exchange and the Letter of Transmittal into the Exchange Agent’s account at the book-entry transfer facility, in each case together with a properly completed and duly executed Letter(s) of Transmittal , or an Agent’s Message in the case of a book-entry transfer, and any other required documents, all within two (2) Over-the-Counter Bulletin Board quotation days after the date of receipt by the Exchange Agent of this Notice of Guaranteed Delivery.

The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal to the Exchange Agent, or confirmation of receipt of the warrants pursuant to the procedure for book-entry transfer and an Agent’s Message, within the time set forth above. Failure to do so could result in a financial loss to such Eligible Institution.

Authorized Signature

Name (Please Print)

Title

Name of Firm

Address

City, State, Zip Code

Telephone Number

Date